Exhibit 99.1

Cactus Announces First Quarter 2025 Results

HOUSTON – April 30, 2025 – Cactus, Inc. (NYSE: WHD) (“Cactus” or the “Company”) today announced financial and operating results for the first quarter of 2025.
First Quarter Highlights
•Revenue of $280.3 million and operating income of $68.6 million;
•Net income of $54.1 million and diluted earnings per Class A share of $0.64;
•Adjusted net income(1) of $58.8 million and diluted earnings per share, as adjusted(1) of $0.73;
•Net income margin of 19.3% and adjusted net income margin(1) of 21.0%;
•Adjusted EBITDA(2) and Adjusted EBITDA margin(2) of $93.8 million and 33.5%, respectively;
•Cash and cash equivalents of $347.7 million, with no bank debt outstanding as of March 31, 2025; and
•In April 2025, the Board of Directors declared a quarterly cash dividend of $0.13 per Class A share.
Financial Summary

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
	(in thousands)
Revenues	$280,319	$272,121	$274,123
Operating income(3)	$68,612	$70,452	$62,550
Operating income margin	24.5%	25.9%	22.8%
Net income	$54,105	$57,447	$49,815
Net income margin	19.3%	21.1%	18.2%
Adjusted net income(1)	$58,816	$56,796	$59,600
Adjusted net income margin(1)	21.0%	20.9%	21.7%
Adjusted EBITDA(2)	$93,841	$92,711	$95,332
Adjusted EBITDA margin(2)	33.5%	34.1%	34.8%
(1)    Adjusted net income, Adjusted net income margin and diluted earnings per share, as adjusted are non-GAAP financial measures. These figures assume Cactus, Inc. held all units in its operating subsidiary at the beginning of the period. Additional information regarding non-GAAP measures and the reconciliation of GAAP to non-GAAP financial measures are in the Supplemental Information tables.
(2)    Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See definition of these measures and the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables.
(3)    Operating income reflects certain expenses related to the FlexSteel acquisition, including expenses related to the remeasurement of the earn-out liability associated with the FlexSteel acquisition and intangible amortization expenses related to purchase price accounting. See the reconciliation of GAAP to non-GAAP financial measures in the Supplemental Information tables for further details.

Scott Bender, CEO and Chairman of the Board of Cactus, commented, “First quarter 2025 revenues in both segments exceeded our expectations. Strength in Spoolable Technologies was driven by non-U.S. product sales, which increased sequentially, while the outperformance in Pressure Control was driven by record levels of product sold per rig followed. Margins in both segments remained resilient. Cash flow conversion was lower than our usual cadence in the first quarter as working capital increased on particularly strong revenue performance in March in both segments. Additionally, as mentioned last quarter, we made a deferred cash tax payment in January and incurred elevated capex and investments largely due to a Vietnam supply chain investment.”
“In the second quarter of 2025, we anticipate that the U.S. land rig count will decline from today's levels as customers reset their operating budgets given lower commodity pricing and an increasingly uncertain global economic outlook. We anticipate exiting Q2 with the U.S. land rig count below today's levels, with potential for further activity reductions to continue as the year progresses. In Pressure Control, we expect revenues to be down modestly. In Spoolable Technologies, we expect a typical seasonal sales expansion in the second quarter, despite industry activity headwinds, as a result of record first quarter orders achieved during the period.”

Mr. Bender concluded, “Tariff policies and the associated uncertainty have led to a rapidly deteriorating global economic outlook, impacting our whole industry. We anticipate our results will face headwinds in the near-term as our input costs increase in both segments due to elevated tariff rates, though to a lesser degree in our Spoolable Technologies business. We are taking several actions to mitigate the current impacts of increased tariff rates, such as accelerating production from Vietnam, and we expect these actions to be largely complete within twelve months. We believe our strong balance sheet, diversifying supply chain, historically supportive customer base, and the capital-light nature of our business will enable us to successfully navigate this market, as we have proven in previous downcycles. As always, we intend to take appropriate and timely actions to protect margins, returns and cash flows.”

Segment Performance
We report two business segments, Pressure Control and Spoolable Technologies. Corporate and other expenses not directly attributable to either segment are presented separately as Corporate and Other expenses.

Pressure Control

First quarter 2025 Pressure Control revenue increased $13.6 million, or 7.7%, sequentially, primarily due to increased sales of wellhead and production related equipment resulting from increased customer drilling efficiencies. Operating income increased $3.5 million, or 6.9%, sequentially, on the higher volume, with margins decreasing 20 basis points due to reserves taken in connection with litigation claims. Adjusted Segment EBITDA increased $3.3 million, or 5.3%, sequentially, with Adjusted Segment EBITDA margins decreasing 80 basis points.

Spoolable Technologies

First quarter 2025 Spoolable Technologies revenues decreased $3.5 million, or 3.6%, sequentially, due to reduced customer activity levels in the seasonally slow first quarter. Operating income decreased $1.6 million, or 6.5%, sequentially, on lower volume, while margins decreased 80 basis points on lower operating leverage. Adjusted Segment EBITDA decreased $1.8 million, or 5.0%, sequentially, with Adjusted Segment EBITDA margins decreasing 50 basis points.

Corporate and Other Expenses

First quarter 2025 Corporate and Other expenses increased $3.7 million, or 62.7%, sequentially, primarily due to professional fees associated with growth initiatives.

Liquidity, Capital Expenditures and Other
As of March 31, 2025, the Company had $347.7 million of cash and cash equivalents, no bank debt outstanding, and $222.6 million of availability on our revolving credit facility. Operating cash flow was $41.5 million for the first quarter of 2025. During the first quarter, the Company made dividend payments and associated distributions of $10.7 million.

Net capital expenditures were $15.5 million during the first quarter of 2025, inclusive of a meaningful supply chain equity investment into a Vietnam manufacturing facility to enable more rapid expansion of our local manufacturing capacity. For the full year 2025, the Company now expects net capital expenditures to be in the range of $40 to $50 million, inclusive of capital directed towards supply chain diversification efforts and efficiency improvements in the Baytown manufacturing facility, a reduction of $5 million from prior guidance considering the revised market outlook. We are continuing to evaluate further reductions to our capital spending program for the year.

As of March 31, 2025, Cactus had 68,390,114 shares of Class A common stock outstanding (representing 85.7% of the total voting power) and 11,432,545 shares of Class B common stock outstanding (representing 14.3% of the total voting power).
Quarterly Dividend
The Board of Directors has approved a quarterly cash dividend of $0.13 per share of Class A common stock with payment to occur on June 20, 2025 to holders of record of Class A common stock at the close of business on June 2, 2025. A corresponding distribution of up to $0.13 per CC Unit has also been approved for holders of CC Units of Cactus Companies, LLC.
Conference Call Details
The Company will host a conference call to discuss financial and operational results tomorrow, Thursday May 1, 2025 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time).

The call will be webcast on Cactus’ website at www.CactusWHD.com. Please access the webcast for the call at least 10 minutes ahead of the start time to ensure a proper connection. Analysts and institutional investors may click here to pre-register for the conference call.

An archived webcast of the conference call will be available on the Company’s website shortly after the end of the call.
About Cactus, Inc.
Cactus designs, manufactures, sells or rents a range of highly engineered pressure control and spoolable pipe technologies. Its products are sold and rented principally for onshore unconventional oil and gas wells and are utilized during the drilling, completion and production phases of its customers’ wells. In addition, it provides field services for its products and rental items to assist with the installation, maintenance and handling of the equipment. Cactus operates service centers throughout North America and Australia, while also providing equipment and services in select international markets.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release and oral statements made regarding the matters addressed in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Cactus’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “hope,” “opportunity,” or other similar words and include the Company’s expectation of future performance contained herein. These statements discuss future expectations, contain projections of results of operations or of financial condition, or state other “forward-looking” information. You are cautioned not to place undue reliance on any forward-looking statements, which can be affected by assumptions used or by risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. When considering these forward-looking statements, you should keep in mind the risk factors and other factors noted in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. Cactus disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Cactus, Inc.
Alan Boyd, 713-904-4669
Director of Corporate Development and Investor Relations
IR@CactusWHD.com
Source: Cactus, Inc.

Cactus, Inc.
Condensed Consolidated Statements of Income
(unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands, except per share data)
Revenues
Pressure Control	$190,277	$175,028
Spoolable Technologies	92,578	99,095
Corporate and other(1)	(2,536)	—
Total revenues	280,319	274,123

Operating income
Pressure Control	54,333	51,675
Spoolable Technologies	23,876	16,393
Total segment operating income	78,209	68,068
Corporate and other expenses	(9,597)	(5,518)
Total operating income	68,612	62,550

Interest income, net	2,325	689
Income before income taxes	70,937	63,239
Income tax expense	16,832	13,424
Net income	$54,105	$49,815
Less: net income attributable to non-controlling interest	9,882	10,850
Net income attributable to Cactus, Inc.	$44,223	$38,965

Earnings per Class A share - basic	$0.65	$0.60
Earnings per Class A share - diluted(2)	$0.64	$0.59

Weighted average shares outstanding - basic	68,194	65,378
Weighted average shares outstanding - diluted(2)	68,664	79,556

(1)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(2)Dilution for the three months ended March 31, 2025 excludes 11.4 million shares of Class B common stock as the effect would be antidilutive. Dilution for the three months ended March 31, 2024 includes an additional $11.1 million of pre-tax income attributable to non-controlling interest adjusted for a corporate effective tax rate of 26.0% and 14.0 million weighted average shares of Class B common stock plus the effect of dilutive securities.

Cactus, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2025	2024
	(in thousands)
Assets
Current assets
Cash and cash equivalents	$347,661	$342,843
Accounts receivable, net	219,694	191,627
Inventories	230,264	226,796
Prepaid expenses and other current assets	11,387	13,422
Total current assets	809,006	774,688

Property and equipment, net	347,634	346,008
Operating lease right-of-use assets, net	23,248	24,094
Intangible assets, net	159,994	163,991
Goodwill	203,028	203,028
Deferred tax asset, net	211,938	219,003
Investment in unconsolidated affiliates	6,000	—
Other noncurrent assets	8,219	8,516
Total assets	$1,769,067	$1,739,328

Liabilities and Equity
Current liabilities
Accounts payable	$64,419	$72,001
Accrued expenses and other current liabilities	69,933	75,416
Current portion of liability related to tax receivable agreement	20,297	20,297
Finance lease obligations, current portion	7,273	7,024
Operating lease liabilities, current portion	5,052	4,086
Total current liabilities	166,974	178,824

Deferred tax liability, net	3,038	2,868
Liability related to tax receivable agreement, net of current portion	258,376	258,376
Finance lease obligations, net of current portion	11,809	10,528
Operating lease liabilities, net of current portion	19,025	20,078
Other noncurrent liabilities	4,475	4,475
Total liabilities	463,697	475,149

Equity	1,305,370	1,264,179
Total liabilities and equity	$1,769,067	$1,739,328

Cactus, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$54,105	$49,815
Reconciliation of net income to net cash provided by operating activities
Depreciation and amortization	15,678	15,046
Deferred financing cost amortization	280	280
Stock-based compensation	6,064	4,432
Provision for expected credit losses	133	162
Inventory obsolescence	(296)	1,062
Gain on disposal of assets	(79)	(208)
Deferred income taxes	7,623	4,403
Change in fair value of earn-out liability	—	13,304
Changes in operating assets and liabilities:
Accounts receivable	(28,087)	(3,011)
Inventories	(3,112)	234
Prepaid expenses and other assets	2,080	128
Accounts payable	(7,923)	(8,132)
Accrued expenses and other liabilities	(4,921)	8,748
Net cash provided by operating activities	41,545	86,263

Cash flows from investing activities
Investment in unconsolidated affiliate	(6,000)	—
Capital expenditures and other	(10,230)	(7,902)
Proceeds from sales of assets	779	1,094
Net cash used in investing activities	(15,451)	(6,808)

Cash flows from financing activities
Payments on finance leases	(1,988)	(2,031)
Dividends paid to Class A common stock shareholders	(9,216)	(8,144)
Distributions to members	(5,089)	(1,684)
Repurchases of shares	(5,498)	(8,268)
Net cash used in financing activities	(21,791)	(20,127)
Effect of exchange rate changes on cash and cash equivalents	515	1,137
Net increase in cash and cash equivalents	4,818	60,465

Cash and cash equivalents
Beginning of period	342,843	133,792
End of period	$347,661	$194,257

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin
(unaudited)

Adjusted net income, diluted earnings per share, as adjusted and adjusted net income margin are not measures of net income as determined by GAAP but they are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements. Cactus defines adjusted net income as net income assuming Cactus, Inc. held all units in its operating subsidiary at the beginning of the period, with the resulting additional income tax expense related to the incremental income attributable to Cactus, Inc. Adjusted net income also includes certain other adjustments described below. Cactus defines diluted earnings per share, as adjusted as Adjusted net income divided by weighted average shares outstanding, as adjusted. Cactus defines Adjusted net income margin as Adjusted net income divided by total revenue. The Company believes this supplemental information is useful for evaluating performance period over period.

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
	(in thousands, except per share data)
Net income	$54,105	$57,447	$49,815
Adjustments:
Revaluation gain on TRA liability(1)	—	(3,204)	—
Transaction related expenses(2)	3,487	—	—
Intangible amortization expense(3)	3,997	3,997	3,997
Remeasurement loss on earn-out liability(4)	—	—	13,304
Income tax expense differential(5)	(2,773)	(1,444)	(7,516)
Adjusted net income	$58,816	$56,796	$59,600

Diluted earnings per share, as adjusted	$0.73	$0.71	$0.75

Weighted average shares outstanding, as adjusted(6)	80,097	80,359	79,556

Revenue	$280,319	$272,121	$274,123
Net income margin	19.3%	21.1%	18.2%
Adjusted net income margin	21.0%	20.9%	21.7%

(1)Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects transaction fees and expenses recorded in connection with growth initiatives.
(3)Reflects amortization expense associated with the step-up in intangible value due to purchase price accounting.
(4)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(5)Represents the increase or decrease in tax expense as though Cactus, Inc. owned 100% of its operating subsidiary at the beginning of the period, calculated as the difference in tax expense recorded during each period and what would have been recorded, adjusted for pre-tax items listed above, based on a corporate effective tax rate of 25% on income before income taxes for the three months ended March 31, 2025 and 26.0% for the three months ended December 31, 2024 and March 31, 2024 .
(6)Reflects 68.2, 67.5, and 65.4 million weighted average shares of basic Class A common stock outstanding and 11.4, 12.1 and 14.0 million additional shares for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively, as if the weighted average shares of Class B common stock were exchanged and cancelled for Class A common stock at the beginning of the period, plus the effect of dilutive securities.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin
(unaudited)

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines EBITDA as net income excluding net interest, income tax and depreciation and amortization. Cactus defines Adjusted EBITDA as EBITDA excluding the other items outlined below.
Cactus management believes EBITDA and Adjusted EBITDA are useful because they allow management to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. EBITDA and Adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted EBITDA margin as Adjusted EBITDA divided by total revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
	(in thousands)
Net income	$54,105	$57,447	$49,815
Interest income, net	(2,325)	(2,303)	(689)
Income tax expense	16,832	18,512	13,424
Depreciation and amortization	15,678	15,314	15,046
EBITDA	84,290	88,970	77,596
Revaluation gain on TRA liability(1)	—	(3,204)	—
Transaction related expenses(2)	3,487	—	—
Remeasurement loss on earn-out liability(3)	—	—	13,304
Stock-based compensation	6,064	6,945	4,432
Adjusted EBITDA	$93,841	$92,711	$95,332

Revenue	$280,319	$272,121	$274,123
Net income margin	19.3%	21.1%	18.2%
Adjusted EBITDA margin	33.5%	34.1%	34.8%
(1)    Represents non-cash adjustments for the revaluation of the liability related to the TRA.
(2)Reflects transaction fees and expenses recorded in connection with growth initiatives.
(3)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.

Cactus, Inc. – Supplemental Information
Reconciliation of GAAP to non-GAAP Financial Measures
Adjusted Segment EBITDA and Adjusted Segment EBITDA margin
(unaudited)

Adjusted Segment EBITDA and Adjusted Segment EBITDA margin are not measures of net income as determined by GAAP but are supplemental non-GAAP financial measures that are used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. Cactus defines Adjusted Segment EBITDA as segment operating income excluding depreciation and amortization and the other items outlined below, in each case, that are attributable to the segment.
Cactus management believes Adjusted Segment EBITDA is useful because it allows management to more effectively evaluate the Company’s segment operating performance and compare the results of its segment operations from period to period without regard to financing methods or capital structure, or other items that impact comparability of financial results from period to period. Adjusted Segment EBITDA should not be considered as an alternative to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. The Company’s computations of Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. Cactus defines Adjusted Segment EBITDA margin as Adjusted Segment EBITDA divided by total segment revenue. Cactus presents this supplemental information because it believes it provides useful information regarding the factors and trends affecting the Company’s business.

	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
	(in thousands)
Pressure Control
Revenue	$190,277	$176,719	$175,028

Operating income	54,333	50,829	51,675
Depreciation and amortization expense	7,035	6,717	6,811
Stock-based compensation	3,382	3,954	2,148
Adjusted Segment EBITDA	$64,750	$61,500	$60,634
Operating income margin	28.6%	28.8%	29.5%
Adjusted Segment EBITDA margin	34.0%	34.8%	34.6%

Spoolable Technologies
Revenue	$92,578	$96,072	$99,095

Operating income	23,876	25,523	16,393
Depreciation and amortization expense	8,643	8,597	8,235
Stock-based compensation	1,009	1,162	874
Remeasurement loss on earn-out liability(1)	—	—	13,304
Adjusted Segment EBITDA	$33,528	$35,282	$38,806
Operating income margin	25.8%	26.6%	16.5%
Adjusted Segment EBITDA margin	36.2%	36.7%	39.2%

Corporate and Other
Revenue(2)	$(2,536)	$(670)	$—

Corporate and other expenses	(9,597)	(5,900)	(5,518)
Stock-based compensation	1,673	1,829	1,410
Transaction related expenses(3)	3,487	—	—
Adjusted Corporate EBITDA	$(4,437)	$(4,071)	$(4,108)

Total revenue	$280,319	$272,121	$274,123
Total operating income	$68,612	$70,452	$62,550
Total operating income margin	24.5%	25.9%	22.8%
Total Adjusted EBITDA	$93,841	$92,711	$95,332
Total Adjusted EBITDA margin	33.5%	34.1%	34.8%
(1)Represents adjustments for the remeasurement of the earn-out liability associated with the FlexSteel acquisition.
(2)Represents the elimination of inter-segment revenue for sales from our Pressure Control segment to our Spoolable Technologies segment.
(3)Reflects transaction fees and expenses recorded in connection with growth initiatives.